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                              OPERATING AGREEMENT

                                       OF

                            DAYTON MALL VENTURE, LLC

                            Dated as of July 1, 1997


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                               TABLE OF CONTENTS

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ARTICLE 1:  ORGANIZATIONAL MATTERS..............................................................................  1
         Section 1.1          Formation of Company..............................................................  1
         Section 1.2          Purpose of Company................................................................  1
         Section 1.3          Name and Principal Office.........................................................  1
         Section 1.4          Agent for Service.................................................................  1
         Section 1.5          Term of Company...................................................................  1

ARTICLE 2:  CAPITAL CONTRIBUTIONS; PERMANENT FINANCING; WARRANT.................................................  2
         Section 2.1          Capital Contributions.............................................................  2
         Section 2.2          Use of Capital Contributions and Loans............................................  2
         Section 2.3          Return of Capital Contributions; No Interest......................................  2
         Section 2.4          Payment of Capital Contributions..................................................  3
         Section 2.5          Securitization....................................................................  3

ARTICLE 3:  CAPITAL ACCOUNTS; PROFITS AND LOSSES; DISTRIBUTIONS.................................................  3
         Section 3.1          Establishment and Maintenance of Capital Accounts.................................  3
         Section 3.2          Allocation of Profits and Losses..................................................  4
         Section 3.3          Special Allocations...............................................................  4
         Section 3.4          Curative Allocations..............................................................  6
         Section 3.5          Other Allocation Rules............................................................  6
         Section 3.6          Tax Allocations...................................................................  7
         Section 3.7          Distributions of Distributable Cash...............................................  7
         Section 3.8          Distributions of Net Liquidation Proceeds.........................................  8

ARTICLE 4:  OPERATION OF COMPANY................................................................................  8
         Section 4.1          Management of Company.............................................................  8
         Section 4.2          Purpose Requirements; Restrictions on Managing Member's Authority.................  9
         Section 4.3          Specific Obligations of Managing Member........................................... 11
         Section 4.4          Protection of Third Parties....................................................... 12
         Section 4.5          Outside Ventures of Members....................................................... 12
         Section 4.6          Meetings of the Members........................................................... 12
         Section 4.7          Decisions of the Members.......................................................... 13
         Section 4.8          Actions of the Members Without a Meeting.......................................... 13
         Section 4.9          Waiver of Notice.................................................................. 13
         Section 4.10         Liability, Protection and Indemnity of Managing Member............................ 13
         Section 4.11         Management of the Property........................................................ 15
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ARTICLE 5:  ACCOUNTING AND FISCAL AFFAIRS; INSPECTIONS.......................................................... 16
         Section 5.1          Accounting; Fiscal Year........................................................... 16
         Section 5.2          Annual Reports; Monthly Reports................................................... 16
         Section 5.3          Method of Accounting.............................................................. 17
         Section 5.4          Corporate Member's Books and Records.............................................. 17

ARTICLE 6:  TRANSFER OF INTEREST IN COMPANY..................................................................... 17
         Section 6.1          Voluntary Transfer of Interest in Company......................................... 17
         Section 6.2          Withdrawal of a Member............................................................ 18
         Section 6.3          Buy-Sell.......................................................................... 18
         Section 6.4          Status of Third Party Transferee.................................................. 19
         Section 6.5          Absolute Restriction on Transfers................................................. 19
         Section 6.6          Time of Transfer.................................................................. 20
         Section 6.7          Distributions and Applications in Respect of a Transfer Interest.................. 20

ARTICLE 7:  DISSOLUTION, WINDING UP AND TERMINATION............................................................. 20
         Section 7.1          Termination and Dissolution....................................................... 20

ARTICLE 8:  REPRESENTATIONS AND WARRANTIES...................................................................... 22
         Section 8.1          Representations and Warranties of Members......................................... 22

ARTICLE 9:  SPECIAL COVENANTS................................................................................... 23

ARTICLE 10:  MISCELLANEOUS...................................................................................... 23
         Section 10.1         Additional Documents.............................................................. 23
         Section 10.2         Amendment of Agreement............................................................ 23
         Section 10.3         Notices and Addresses............................................................. 23
         Section 10.4         Pronouns and Plurals.............................................................. 24
         Section 10.5         Counterparts...................................................................... 24
         Section 10.6         Applicable Law.................................................................... 24
         Section 10.7         Jurisdiction; Venue............................................................... 24
         Section 10.8         Successors........................................................................ 25
         Section 10.9         Severability...................................................................... 25
         Section 10.10        Waiver of Action for Partition.................................................... 25
         Section 10.11        Headings.......................................................................... 25
         Section 10.12        Entire Agreement.................................................................. 25
         Section 10.13        Creditors......................................................................... 25
         Section 10.14        Federal Income Tax Elections...................................................... 25
         Section 10.15        Injunctive Relief................................................................. 26
         Section 10.16        Dispute Resolution................................................................ 26
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ARTICLE 11:  BUDGETS/PAYMENT.................................................................................... 27
         Section 11.1         Annual Budget..................................................................... 27
         Section 11.2         Payment Instructions.............................................................. 28
         Section 11.3         Priority of Distributions......................................................... 28

ARTICLE 12:  DEFINITIONS........................................................................................ 29
         Section 12.1         Definitions....................................................................... 29
         Section 12.2         Other Definitional Provisions..................................................... 41
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         This OPERATING AGREEMENT OF DAYTON MALL VENTURE, LLC (this
"Agreement") is executed as of the 1st day of July, 1997 by and among GLIMCHER
PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Glimcher"), and GLIMCHER DAYTON MALL, INC., a Delaware corporation, ("Corporate Member" or
"Managing Member") and Property Acquisition Trust I, a Delaware investment trust ("PAT").

                       ARTICLE 1: ORGANIZATIONAL MATTERS

SECTION 1.1 FORMATION OF COMPANY.

         The Members hereby organize a limited liability company (the "Company") pursuant to the Delaware Limited Liability Company Act (the "Act") and for that purpose have caused a Certificate of Formation (the "Certificate") to be executed and filed with the Delaware Secretary of State. Upon the written request of any Member, the Managing Member shall, in full satisfaction of any obligations relating thereto placed upon it by the Act, deliver a copy of the filed Certificate and any amendments thereto to the requesting Member.

SECTION 1.2 PURPOSE OF COMPANY.

         The purpose for which the Company is organized is limited solely to acquiring, developing, expanding, owning, operating, financing and selling an approximately 666,443 square foot regional shopping mall known as "The Dayton Mall", located in Miami Township, Montgomery County, Ohio (the "Property").

SECTION 1.3 NAME AND PRINCIPAL OFFICE.

         The name of the Company shall be "Dayton Mall Venture, LLC". The address of the office at which the Company's records shall be kept is 20 South Third Street, Columbus, Ohio 43215.

SECTION 1.4 AGENT FOR SERVICE.

         The Company's registered agent for service of process in the State of Delaware is Corporation Service Company. The address of the registered agent in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

SECTION 1.5 TERM OF COMPANY.

         The term of the Company began upon the acceptance of the Certificate by the Office of the Delaware Secretary of State and shall continue in existence perpetually, unless it is earlier terminated pursuant to the provisions of this Agreement.

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ARTICLE 2: CAPITAL CONTRIBUTIONS; PERMANENT FINANCING; WARRANT

SECTION 2.1 CAPITAL CONTRIBUTIONS.

         (a) The Members have contributed or shall contribute to the capital of the Company cash in the amounts set forth on Exhibit A hereto, which amounts comprise a portion of the Members' respective Capital Contributions hereunder.

         (b) The Members shall contribute pro-rata in accordance with their respective Contribution Percentage, as additional capital contributions (the "Additional Capital Contributions"), amounts necessary to fund expansions of the Property and the capital expenditures required by the Company in connection with the acquisition of the Property. Each Member shall make its Additional Capital Contributions within thirty (30) days of the written request therefor by the Managing Member.

         (c) If any Member ("Defaulting Member") fails to make its required Additional Capital Contribution (the "Requested Amount"), the nondefaulting Members shall have all remedies available to them hereunder, at law or in equity, and shall have the right, but not the obligation, to contribute the Requested Amount of a Defaulting Member directly to the Company. Any such Additional Capital Contribution shall be added to the applicable nondefaulting Member's Preferred Capital Amount. In addition, the Percentage Interests of the Members shall be recalculated as follows: (i) the applicable nondefaulting Member's Percentage Interest and Liquidation Percentage shall each be increased by the percentage obtained by dividing (a) 125% of the amount of the Requested Amount by (b) the total amount of all Capital Contributions of the Members to the Company, and (ii) the Defaulting Member's Percentage Interest and Liquidation Percentage shall each be reduced by the percentage by which the applicable nondefaulting Member's Percentage Interest and Liquidation Percentage have been increased pursuant to (i) above.

SECTION 2.2 USE OF CAPITAL CONTRIBUTIONS AND LOANS.

         The Capital Contributions of the Members, all proceeds of Company borrowings, and any Additional Capital Contributions made pursuant to this Agreement shall be used and applied only for the Company purpose set forth in
Section 1.2 hereof or as otherwise determined and agreed to by all of the Members.

SECTION 2.3 RETURN OF CAPITAL CONTRIBUTIONS; NO INTEREST.

         Except as otherwise expressly provided in this Agreement, no Member shall: (a) be entitled to any interest or other fixed return with respect to its Capital Contribution, (b) be obligated to make any Capital Contribution to the Company, (c) have any right to demand a return of its Capital Contribution; or (d) have a priority over any other member as to the return of a Capital Contribution upon a dissolution of the Company.

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SECTION 2.4 PAYMENT OF CAPITAL CONTRIBUTIONS.

         All Capital Contributions shall be in cash and be reflected by an appropriate entry on the Company's books and records and on Exhibit A hereto.

SECTION 2.5 SECURITIZATION.

         The Members agree to make any reasonable changes or amendments to this Agreement required by any Rating Agencies or reasonably requested by Lender in connection with a Securitization.

         ARTICLE 3: CAPITAL ACCOUNTS; PROFITS AND LOSSES; DISTRIBUTIONS

SECTION 3.1 ESTABLISHMENT AND MAINTENANCE OF CAPITAL ACCOUNTS.

         A separate capital account (each, a "Capital Account") shall be maintained for each Member in accordance with the rules of Regulations Section 1.704-(b)(2)(iv), and this Section 3.1 shall be interpreted and applied in a manner consistent therewith. The Capital Account of each Member (a) shall be credited with (i) the amount of such Member's Capital Contributions and any Additional Capital Contributions made by such Member, (ii) such Member's allocable share of Net Profits (as defined below) and (iii) such Member's share of any other items required to be credited to such Member's Capital Account under Regulation Section 1.704-1(b)(2)(iv) and (b) shall be debited with (i) the amount of cash distributed to such Member, (ii) such Member's allocable share of Net Losses (as defined below) and depreciation and (iii) such Member's share of any other items required to be debited from such Member's Capital Account under Regulation Section 1.704-(b)(2)(iv). A transferee of a Company interest shall succeed to the Capital Account of the transferor relating to the Company interest transferred. In the case of any Company property to which the principles of Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code"), applies, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-(b)(2)(iv)(g) for allocation of depreciation, depletion, amortization and gain and loss, as computed for book purposes pursuant to Regulation Section 1.704-1(b)(2)(iv)(g)(3) ("Depreciation"), with respect to such property.

SECTION 3.2 ALLOCATION OF PROFITS AND LOSSES.

         (a) "Profits" and "Losses" of the Company in respect of each taxable year shall mean the Company's taxable income or loss for such year determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), except that (i) income or gain that is exempt from federal income tax shall be included as income

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or gain, (ii) any expenditure described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-l(b)(2)(iv)(i), and not otherwise take into account in computing Net Profits or Net Losses pursuant to this Section 3.2(a), shall be treated as a deduction, (iii) at any time the Gross Asset Value of any Company property is adjusted pursuant to the definition of Gross Asset Value in Section 12.1, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of computing Net Profits or Net Losses, (iv) gain or loss resulting from the disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value, and (v) notwithstanding any other provision of this Section 3.2(a), any items which are specially allocated pursuant to Sections 3.3 or 3.4 of this Agreement shall not be taken into account in computing Net Profits or Net Losses.

         (b) Net Profits shall be allocated first, to any Member receiving a Monthly Preferred Yield Amount in an amount equal to the amount of cash (if any) distributed to the Member for such taxable year with respect to Monthly Preferred Yield Amounts, and any remaining Net Profits for such taxable year shall be allocated among the Members in accordance with their Percentage Interests; provided, however, that if the Net Profits of the Company for any taxable year are less than the amount distributed to any Member for such taxable year on account of Monthly Preferred Yield Amounts, then the amount of such shortfall shall be carried forward to the next succeeding taxable year and shall (to the extent of such shortfall) increase the amount of Net Profits to be allocated to that Member for such taxable year pursuant to this Section 3.2 so that on a cumulative basis, any Member receiving a Monthly Preferred Yield Amount shall be allocated Net Profits equal to (but not in excess of) the total amount of cash distributed to it on account of Monthly Preferred Yield Amounts; provided further, that in no event shall less than one percent (1%) of the Net Profits be allocated to the Managing Member for any taxable year. Net Losses of the Company for the taxable year shall be allocated among the Members in accordance with their Percentage Interests.

SECTION 3.3 SPECIAL ALLOCATIONS.

         The following special allocations shall be made in the following order:

         (a) Notwithstanding any other provision of this Article 3, if there is a net decrease in Company Minimum Gain during any fiscal year, except as otherwise permitted by Sections 1.704-2(f)(2),(3),(4) and (5) of the Regulations, items of income and gain for such fiscal year (and subsequent years, if necessary) in the order provided in Section 1.704-2(j)(2)(i) of the Regulations shall be allocated among all Members whose shares of Company Minimum Gain decreased during that year in proportion to and to the extent of such Member's share of the net decrease in Company Minimum Gain during such year. The allocation contained in this Section 3.3(a) is intended to be a "minimum gain chargeback" within the meaning of Section 1.704-2 of the Regulations, and shall be interpreted consistently therewith.

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         (b) Notwithstanding any other provision of this Article 3, if there is a net decrease in "Partner nonrecourse debt minimum gain", except as provided in Section 1.704-2(i) of the Regulations, items of Company income and gain for such fiscal year (and subsequent years, if necessary) in the order provided in
Section 1.704 2(j)(2)(ii) of the Regulations shall be allocated among all Members whose share of "Partner nonrecourse debt minimum gain" decreased during that year in proportion to and to the extent of such Member's share of the net decrease in Section 3.3(b) is intended to comply with the "partner nonrecourse debt minimum gain" chargeback requirement in Section 1.704-2 of the Regulations and shall be interpreted consistently therewith.

         (c) In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-2(b)(2)(ii)(d)(4), (5) and (6) of the Regulations, items of income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 3 have been tentatively made as if this Section 3.3(c) were not in this Agreement.

         (d) In the event any Member has an Adjusted Capital Account Deficit at the end of any fiscal year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that, such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 3 have been made as if this Section 3.3(d) were not in this Agreement.

         (e) Nonrecourse Deductions and Nonrecourse Liabilities for any fiscal year or other period shall be specifically allocated to the Members in accordance with their respective Percentage Interests.

         (f) Member Nonrecourse Deductions and Member Nonrecourse Debt for any fiscal year or other period shall be allocated among the Members in accordance with applicable Regulations under Sections 704 and 705 of the Code.

         (g) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(ii)(4)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

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SECTION 3.4 CURATIVE ALLOCATIONS.

         The allocations set forth in Sections 3.3(a), (b), (c), (d), (e), (f) and (g) above (the "Regulatory Allocations") are intended to comply with certain of the requirements of Section 1.704-1(b) of the Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to share distributions from the Company. Accordingly, the Managing Member hereby is authorized to divide other allocations, income, gain, deduction or loss among the Members so as to prevent the Regulatory Allocations from distorting the manner in which distributions from the Company are intended to be shared among the Members pursuant to this Agreement. The Managing Member shall have the discretion to accomplish this result in any reasonable manner.

SECTION 3.5 OTHER ALLOCATION RULES.

         (a) For purposes of determining the Net Profits, Net Losses or any other items allocable to any period, Net Profits and Net Losses and any such other items shall be deemed to have been earned ratably over the period of the fiscal year of the Company, except that Net Profits, Net Losses and any other items arising from the sale or other disposition of Company assets, other than in the ordinary course of business, shall be taken into account as of the date of such sale or other disposition.

         (b) Except as otherwise provided in this Agreement, all items of income, gain, loss and deduction, and any other allocations not otherwise provided for, shall be allocated among the Members in the same proportions as they share Net Profits or Net Losses (as the case may be) for each fiscal year.

SECTION 3.6 TAX ALLOCATIONS.

         (a) Except as provided in Sections 3.6(b) and (c) below, Company income, gain, loss and deduction for tax purposes for any year or other fiscal period shall be divided among the Members in the same proportions as they share Net Profits or Net Losses, as the case may be, for such year or other period.

         (b) Notwithstanding Section 3.6(a), in accordance with Code Section 704(c) and the regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

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         (c) Notwithstanding Section 3.6(a), in the event the Gross Asset Value of any Company asset is adjusted as specified in the definition of "Gross Asset Value" in Section 12.1, subsequent allocations of income, gain, loss and deduction for tax purposes with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the regulations thereunder.

SECTION 3.7 DISTRIBUTIONS OF DISTRIBUTABLE CASH.

         On each Distribution Date, Distributable Cash shall be distributed in the following amounts in the following priority:

         (a) To PAT, all Monthly Preferred Yield Amounts (or portions thereof) with respect to prior Distribution Dates that have not previously been paid (in the order of the Distribution Dates to which such amounts relate, amounts with respect to the earliest Distribution Dates being paid first) plus additional yield thereon at the Preferred Rate accruing from the Distribution Date on which the unpaid Monthly Preferred Yield Amount would have been distributed had there been funds available to make such distribution;

         (b) To PAT, the Monthly Preferred Yield Amount with respect to the current Distribution Date;

         (c) To Glimcher and the Corporate Member, pro rata based on their respective Percentage Interests, all Monthly Preferred Yield Amounts (or portions thereof) with respect to prior Distribution Dates that have not previously been paid (in the order of the Distribution Dates to which such amounts relate, amounts with respect to the earliest Distribution Dates being paid first) plus additional yield thereon at the Preferred Rate accruing from the Distribution Date on which the unpaid Monthly Preferred Yield Amount would have been distributed had there been funds available to make such distribution;

         (d) To Glimcher and the Corporate Member, pro rata based on Percentage Interests, the Monthly Preferred Yield Amount with respect to the current Distribution Date; and

         (e) To the Members in accordance with their respective Percentage Interests.

SECTION 3.8 DISTRIBUTIONS OF NET LIQUIDATION PROCEEDS.

         All Net Liquidation Proceeds, if any, realized by or available to the Company shall be distributed in the following order of priority to the extent available:

         (a) To the payment and discharge of all of the Company's debts and liabilities and the expenses of liquidation and dissolution;

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         (b) To the setting up of any reserves reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

         (c) To PAT all Monthly Preferred Yield Amounts (or portions thereof) that have not been previously paid;

         (d) To Glimcher and the Corporate Member, pro rata based on their respective Percentage Interests, all Monthly Preferred Yield Amounts (or portions thereof) that have not been previously paid;

         (e) To PAT in repayment of any Preferred Capital Amount;

         (f) To Glimcher and Corporate Member, pro rata based on their respective Percentage Interests, in repayment of any Preferred Capital Amounts;

         (g) To all Members in accordance with their respective Percentage Interests.

                        ARTICLE 4: OPERATION OF COMPANY

SECTION 4.1 MANAGEMENT OF COMPANY.

         Subject to Section 4.2 hereof (and such other provisions of this Agreement that require the approval or consent of one or more Members), all the authority of the Company shall be exercised by or under the direction of the Managing Member. The Managing Member shall devote such time as it considers necessary, in its commercially reasonable discretion, to conduct the business of the Company. The Corporate Member shall be the Managing Member. In dealing with third parties with respect to the Company's business or on behalf of the Company, the Members shall act in accordance with policies established by the Managing Member. No Member shall, in the name of or on behalf of the Company, sign or execute any contract, instrument or document, or perform any other act, engage in any other transaction, commit or bind the Company to any act, contract, instrument or document, or incur any debt, except as expressly permitted by this Agreement, or with the written concurrence of the Managing Member.

SECTION 4.2 PURPOSE REQUIREMENTS; RESTRICTIONS ON MANAGING MEMBER'S AUTHORITY.

         (a) Notwithstanding anything in this Agreement to the contrary, the Managing Member shall be a Single Purpose Entity and the Managing Member shall act in a manner to cause the Company to be a Single Purpose Entity.

         (b) Without the prior written consent of PAT which shall not be unreasonably withheld or delayed, the Company shall not be authorized to enter into or commence (and the Managing Member shall not permit):

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                    (i) the payment of any Affiliated Party Expense or entering into any Contractual Obligation that provides for the payment of any Affiliated Party Expense except as set forth in the Management Agreement;

                    (ii) the distribution to the Members of any Company property (except cash distributions pursuant to Sections 3.7 and 3.8 hereof);

                    (iii) the transfer, sale, option, conveyance or other disposition in one transaction or in any combination of transactions of substantially all of the Property;

                    (iv) any replacement of the Manager or any amendment, modification, termination or waiver of the Management Agreement which has a Material Adverse Effect on the Company;

                    (v) any amendment of any documents evidencing or securing any loans to the Company which has a Material Adverse Effect on the Company or PAT, individually;

                    (vi) the issuance or Transfer of any shares of stock in the Corporate Member or securities other than shares of stock outstanding on the date hereof;

                    (vii) any Bankruptcy Action of the Company, or the Corporate Member;

                    (viii) to engage in any business activity not described in
         Section 1.2;

                    (ix) any amendments to this Agreement or the Certificate;

                    (x) the incurrence of any indebtedness by the Company in excess of $250,000.00;

                    (xi) any lease for space in the Property in excess of twenty thousand (20,000) rentable square feet; provided, however, that a lease shall be deemed to have been approved if PAT does not notify the Managing Member of its objections thereto within two (2) Business Days from PAT's receipt of such lease or lease abstract. The Managing Member shall forward to PAT, or its assignee, a lease order form for leases subject to PAT's approval once the initial draft of such lease has been sent to a prospective tenant;

                    (xii) any expenditure in excess of the Approved Annual Operating Budget, if such expenditure exceeds one hundred ten percent (110%) of the expenditure limits set forth in the Approved Annual Operating Budget for such category or the Approved Annual Operating Budget for such year is increased by more than 5% in total; provided,

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         however, that in the event of an emergency which does not permit consultation with PAT and which Managing Member believes requires an expenditure not covered by, or in excess of, one hundred ten percent (110%) of an Approved Annual Operating Budget category, Managing Member shall be authorized to spend up to an aggregate of One Hundred Thousand Dollars ($100,000.00) in connection with each such emergency. Managing Member shall notify PAT in the event of such emergency as soon as possible (but in no event later than five (5) days after the occurrence thereof) setting forth the details of the emergency and the expenditure made in connection therewith; and

                    (xiii) any amendment or modification to the Collection Account Agreement or the Equity Cash Management Agreement.

         (c) The Managing Member shall cause the Company to (i) maintain the Property in a good and safe condition and repair, (ii) promptly comply with all laws, orders and ordinances affecting the Property, or the use thereof, (iii) promptly repair, replace or rebuild any part of the Property that is destroyed by any casualty, or becomes damaged, worn or dilapidated or that is affected by any condemnation or eminent domain proceeding, (iv) complete and pay for any structure at any time in the process of construction or repair on the Property and (v) not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, the Managing Member will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of PAT. The Managing Member shall not (i) permit the Company to change the use of the Property, (ii) permit or suffer to occur any physical waste on or to the Property or to any portion thereof or (iii) permit the Company to take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of management. Neither the Managing Member nor the Company will install or permit to be installed on the Property any underground storage tank without the prior written consent of PAT; provided that PAT recognizes the existence of the underground storage tanks as set forth in the Environmental Report.

         (d) The Managing Member is hereby authorized to cause the Company to enter into the First Mortgage Loan with Lender and the Managing Member is hereby authorized to execute such Loan Documents on behalf of the Company as Lender shall require. In addition, the Managing Member is authorized to cause the Company to accept an assignment of the Real Estate Purchase Agreement by and between JMB Group Trust I, as "Seller," and Glimcher, as "Purchaser" dated March 18, 1997, and to cause the Company to perform Purchaser's obligations thereunder.

SECTION 4.3 SPECIFIC OBLIGATIONS OF MANAGING MEMBER.

         The Managing Member shall, on behalf of and in the name of the Company and in addition to the obligations of the Managing Member provided for elsewhere in this Agreement or by law, have the following specific obligations:

         (a) Subject to the Loan Documents, the Managing Member (i) shall cause all tenants or other occupants of the Property to pay all rents or other monies relating to the Property and cause any other Person owing money to the Company to pay said money to the Collection Account Bank, and (ii) without limiting the obligations under clause (i), shall pay or caused to be paid all items of Gross Revenue which are received by the Company, one (1) Business Day after receipt thereof directly to the Collection Account Bank. The Managing Member shall otherwise deposit all of the Company's funds in segregated bank accounts or other segregated investment accounts in accordance with the Lockbox Agreements.

         (b) The Managing Member shall file certificates and do such other acts as may be required to qualify and maintain the Company as a limited liability company under the Act and to qualify the Company to transact business in all such jurisdictions as may be required under applicable provisions of law, and shall do such other acts as the Managing Member shall deem necessary or appropriate to comply with all other applicable provisions of law.

         (c) The Managing Member shall serve as the "tax matters partner" of the Company and, as such, shall have all of the rights and obligations given to a tax matters partner under the Code. Each Member, by its execution of this Agreement, consents to the Managing Member serving as the tax matters partner and agrees to execute, acknowledge or verify, and deliver, such written instruments as may be necessary or appropriate to evidence such consent.

SECTION 4.4 PROTECTION OF THIRD PARTIES.

         Any Person doing any business with or otherwise dealing in any transaction whatsoever with the Managing Member within the scope of its power and authority under this Agreement shall be entitled to rely fully upon the Managing Member's power and authority to bind the Company in that business or transaction.

SECTION 4.5 OUTSIDE VENTURES OF MEMBERS.

         Any Member (except the Managing Member) may engage in or possess an interest in any other business venture of any type or description, independently or with others, including without limitation, ventures involving the acquisition, development, and operation of real property or any interest therein (whether or not the same may be competitive with any investment property in which the Company may have an interest), and neither the Company nor the other Members will, by virtue of this Agreement, have any right, title, or interest in or to such outside ventures or the income or other benefits derived therefrom.

SECTION 4.6 MEETINGS OF THE MEMBERS.

         The Managing Member or Members holding at least twenty-five percent (25%) of the outstanding Percentage Interests of the Company may call a meeting of the Members upon fifteen (15) days notice in writing (which may be by facsimile), which notice shall specify the date, time and purpose or purposes of the meeting. Meetings of the Members shall be held at the Company's principal executive offices, unless a Majority-in-Interest of the Members agree to meet at another location. Members may be present at any meeting of the Members by telephone or other means of communication, provided that each Member can hear all the other present Members. Members may also attend a meeting by proxy executed in writing by such Member. Except in the case of any action requiring the approval of a greater number of the Members hereunder, if any, with respect to which such number of Members shall constitute a quorum for the transaction of business at a meeting, a Majority-in-Interest of the Members shall constitute a quorum of the Members for the transaction of business at any meeting.

SECTION 4.7 DECISIONS OF THE MEMBERS.

         Except in the case of any action requiring the approval of a greater number or Percentage Interests of the Members hereunder, if any, decisions of the Members shall be made by a Majority-in-Interest of the Members.

SECTION 4.8 ACTIONS OF THE MEMBERS WITHOUT A MEETING.

         Any action which may be taken by the Members at a meeting may be taken in writing without a meeting if approved by Members holding not less than the minimum Percentage Interests necessary to approve such action at a meeting, provided that such writing setting forth such action shall be kept with the minutes of the meetings of the Members. Prompt notice of the taking of any action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing to such action. Such notice shall include a copy of the writing setting forth such action, as recorded in the minutes of the meetings of the Members.

SECTION 4.9 WAIVER OF NOTICE.

         Notice of any meetings of the Members may be waived by Member by waiver of notice in writing signed by the Member entitled to the notice, whether before, at or after the time stated for the meeting. Attendance of a Member at any meeting, whether in person, by proxy as provided above, or by telephone as provided above, shall constitute waiver of notice of such meeting. Any waiver of notice of a meeting by a Member hereunder shall be equivalent to the giving of such notice.

SECTION 4.10 LIABILITY, PROTECTION AND INDEMNITY OF MANAGING MEMBER.

         (a) A Member or the Managing Member shall not be deemed to have violated any standard of conduct under this Section 4.10 unless such violation is approved, by clear and convincing evidence, in an action brought against such Person. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere, or its equivalent shall not of itself constitute proof or create a presumption that the appropriate standard of conduct has been violated.

         (b) No Member and no Managing Member shall be liable to the Company, or derivatively to any Member, in damages for any action that such Member or such Managing Member takes or fails to take in such capacity, unless it is proved, by clear and convincing evidence, in a court of competent jurisdiction that such action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company.

         (c) The Company shall indemnify (i) each Member, and (ii) the Managing Member (each an "indemnified party"), to the fullest extent permitted by law, and save and hold each indemnified party harmless from, and in respect of, all
(1) fees, costs and expenses incurred in connection with or resulting from a claim, action or demand against such indemnified party or the Company that arises out of or in any way relate to the Company, its properties, business or affairs, and (2) such claims, actions and demands, and any losses or damages resulting from such claims, actions and demands, including amounts paid in settlement or compromise (if recommended by attorneys for the Company) of any such claim, action or demand; provided, however, that this indemnification shall apply only so long as the indemnified party has acted in good faith on behalf of the Company, in a manner reasonably believed by it to be within the scope of its authority under this Agreement and in the best interest of the Company, and only if such action or failure to act did not constitute willful misconduct, fraud or gross negligence. Expenses, including attorneys' fees, incurred by a Member or the Managing Member of the Company in defending any proceeding referred to in this Section 4.10(c), shall be paid by the Company, in advance of the final disposition of such proceeding, upon receipt of an undertaking by or on behalf of the Member or the Managing Member to repay such amount, if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Section 4.10(c), which undertaking may be secured or unsecured at the discretion of the Managing Member.

         (d) To the extent approved by a Majority-in-Interest of the Members, the Company may, in its sole discretion, indemnify (i) each officer of the Company, if any, and (ii) each employee of the Company, if any (each an "indemnified party"), and save and hold harmless each indemnified party from, and in respect of, all (1) fees, costs and expenses incurred in connection with or resulting from any claim, action or demand against such indemnified party or the Company that arises out of or in any way relate to the Company, its properties, business or affairs, and (2) such claims, actions or demands, and any losses or damages resulting from such claims, actions and demands, including amounts paid in settlement or compromise (if recommended by attorneys for the Company) of any such claim, action, or demand; provided, however, that this indemnification shall apply only so long as the indemnified party has acted in good faith on behalf of the Company, in a manner reasonably believed by such Person to be within the scope of his or her authority under this Agreement and in the best interests of the Company, and only if such action or failure to act did not constitute willful misconduct, fraud or gross negligence. Indemnification in one case or event under this Section 4.10(d) shall not be construed as requiring an indemnification in any other case or event.

         (e) The fact that the Member or the Managing Member has obtained the advice of legal counsel selected in good faith that any action or inaction by it is within the scope of the authority conferred upon the Member or the Managing Member by this Agreement and in, or not opposed to, the best interests of the Company, shall be conclusive evidence that the Member or the Managing Member reasonably believed in good faith that such action or inaction was within the scope of the authority conferred upon it by this Agreement and was in, or not opposed to, the best interests of the Company. The Member or the Managing Member shall not, however, be required to procure such advice of legal counsel in order to be entitled to the benefit of the exculpation or indemnification provided hereunder.

         (f) The Company shall indemnify and hold harmless each of the Members and the Managing Member against and from any personal loss, liability, or damage incurred by it as a result of any action or inaction by it in connection with the operation of the business of the Company (excluding actions or inactions for which the Member or the Managing Member is not protected under
Section 4.6(a)), except that the Member shall not in any way be excused from bearing as a Member the same portion of any such indemnification payment by the Company as it would bear of any other payment by the Company. The indemnification of the Members hereunder shall be limited to and recoverable only out of the assets of the Company.

         (g) The indemnification provided for in this Section 4.10, and any obligation of the Company to indemnify a Member under this Agreement or any applicable statute, regulation or court decision, shall be subordinate to the obligations of the Company under the First Mortgage Loan. Such indemnification shall only constitute a claim against the Company to the extent of, and shall only be paid by the Company in monthly installments and only from the excess of Excess Cash Flow.

SECTION 4.11 MANAGEMENT OF THE PROPERTY.

         (a) The Property will be managed at all times by the Company or, if not, by the Manager pursuant to a Management Agreement. The Management Agreement shall be terminated by the Company at PAT's request and only upon the written consent of the Lender, upon thirty (30) days prior written notice to the Company and the Manager but only if the Manager commits any act which would permit termination by the Company under the Management Agreement.

         (b) In the event that the Manager is terminated pursuant hereto, the Company shall immediately seek to appoint a replacement Manager acceptable to PAT. The Company may from time to time appoint a Manager to manage the Property which successor Manager shall be approved in writing by PAT in PAT's reasonable discretion. Notwithstanding the foregoing, any successor Manager selected hereunder by the Company to serve as Manager shall be a reputable management company having at least five (5) years' experience in the management of commercial properties with similar uses as the Property.

             ARTICLE 5: ACCOUNTING AND FISCAL AFFAIRS; INSPECTIONS

SECTION 5.1 ACCOUNTING; FISCAL YEAR.

         The Managing Member shall keep or cause to be kept proper records and books of account for the Company. Such records and books of account shall be kept at the principal office of the Company and shall be open for the reasonable examination and copying by any Member or any Member's authorized representative. The Managing Member shall retain such books of account for three (3) years after the termination of the Company. The fiscal year of the Company shall end on December 31.

SECTION 5.2 ANNUAL REPORTS; MONTHLY REPORTS.

         (a) The Managing Member will furnish to each Member annually, (i) within ninety (90) days following the end of the Company's fiscal year, a preliminary unaudited financial statement and (ii) within one hundred twenty
(120) days following the end of the Company's fiscal year, a complete copy of the Company's annual financial statement audited by an independent certified public accountant reasonably acceptable to PAT in accordance with GAAP, or such other accounting basis reasonably acceptable to PAT, containing statements of profit and loss and the balance sheet for the Company. Such statements shall set forth the financial condition and income and expenses for the Company for the immediately preceding fiscal year, including, without limitation, statements of annual net operating income.

         (b) The Managing Member will furnish to each Member, within thirty
(30) days after the end of each month, an unaudited monthly financial statement for such month.

         (c) The Managing Member shall furnish or cause to be furnished to PAT each financial statement and information required to be delivered to any Lender under the Loan Agreement (and at the same time that such financial statements and information are required to be delivered to Lender under the Loan Agreement) and PAT shall have the same rights with respect to such financial statements and information as Lender has under the Loan Documents.

         (d) The Managing Member shall furnish or caused to be furnished to PAT, within ten (10) Business Days of the date of filing, a copy of the Company's "annual partnership information return" for PAT's review.

         (e) The Managing Member will furnish to each of the Members, promptly but within ten (10) Business Days after request (or if more than ten (10) Business Days is reasonably necessary, as soon thereafter as may be reasonably possible), such further detailed information with respect to the Company's financial affairs as may be reasonably requested by any Member.

SECTION 5.3 METHOD OF ACCOUNTING.

         All statements and financial information provided hereunder shall be prepared in accordance with GAAP. The Managing Member shall not change the Company's method of accounting without the prior written consent of PAT.

SECTION 5.4 CORPORATE MEMBER'S BOOKS AND RECORDS.

         The Corporate Member shall keep or cause to be kept proper records and books of account for itself. The Company and the Corporate Member shall (i) keep proper books of records and accounts in which full, true and correct entries shall be made of all dealings and transactions in relation to their business and activities in accordance with all Legal Requirements and (ii) permit representatives of PAT upon reasonable notice to visit and inspect any of their properties and examine, copy and make abstracts from any of their books and records at any reasonable time during normal business hours and as often as may reasonably be desired, and to discuss the business and financial and other condition of the Company with the Corporate Member and its accountants and other representatives. The books and records and books of account of the Company shall be kept at the Corporate Member's principal office.

                   ARTICLE 6: TRANSFER OF INTEREST IN COMPANY

SECTION 6.1 VOLUNTARY TRANSFER OF INTEREST IN COMPANY.

         (a) As a material condition to entering into this Agreement, each Member hereby agrees that its shall not Transfer all or any part of its Membership Interest without the prior written consent of a Majority-in-Interest of the remaining Members. Any attempted Transfer of all or any part of a Membership Interest in the Company in violation of this Section 6.1 shall be null and void and of no force and effect. Any Transfer of a Membership Interest shall be made only in compliance with all applicable securities laws and the Loan Documents, and the Company shall have the right to require the transferor to obtain and deliver to the Company the opinion of counsel (reasonably acceptable, as to both the opinion and the counsel, to the Company) that such proposed Transfer so complies.

         (b) Notwithstanding the first sentence of Section 6.1(a) above, (i) a Member may Transfer its Membership Interest to any Person as permitted under the Loan Agreement, with the written approval of the other Members and (ii) PAT may Transfer its Membership Interest to any Person. In such event, the transferee of such Member shall be admitted to the Company as a substitute Member upon the request of the transferring Member and shall hold its Membership Interest subject to all the terms and conditions and be entitled to all the benefits and rights of this Agreement, including, without limitation, the provisions of this Section 6.1(b).

SECTION 6.2 WITHDRAWAL OF A MEMBER.

         (a) No Member may withdraw from the Company except in connection with a Transfer of such Member's interest in the Company pursuant to, and in accordance with, Section 6.1 above.

         (b) Immediately upon the occurrence of an Involuntary Withdrawal, the successor of the withdrawn Member shall thereupon become an Interest Holder but shall not become a Member. If the Company is continued by a Majority-in-Interest of the remaining Members, the successor Interest Holder shall have all the rights of an Interest Holder but shall not be entitled to receive in liquidation of the Interest the fair market value of the Member's Interest as of the date of the Member's Involuntarily Withdrawal from the Company.

SECTION 6.3 BUY-SELL.

         At any time, (a) after the fourth (4th) anniversary of the closing of acquisition of the Property, PAT or (b) upon the occurrence of a Major Deadlock, any Member may deliver a written notice (the "Buy-Sell Notice") to the other Member(s) (the party delivering such notice being the "Offeror" and the other party being the ("Offeree") pursuant to which the Offeror offers to either, at the Offeree's election, buy the Offeree's Membership Interest or sell to the Offeree the Offeror's Interest. For the purposes of this Section
6.3 Glimcher and the Corporate Member shall be deemed to be a single Member and Glimcher shall act on behalf of both the Corporate Member and Glimcher. Notwithstanding anything in this Agreement to the contrary, no Member shall have the right to initiate this provision (i.e., be the Offeror) if it is in default of any material provision of this Agreement, including without limitation its obligations to make Additional Capital Contributions. The Buy-Sell Notice shall specify a dollar amount for the Property (the

"Buy-Sell Price") which shall be used for purposes of establishing the purchase price at which the Offeror will either (i) buy all of the Offeree's Membership Interest or (ii) sell to the Offeree all of the Offeror's Membership Interest. Only one Buy-Sell Price shall be identified in the Buy-Sell Notice and the Buy-Sell Price need not be the fair market value of the Property. The Offeree may accept either (x) the offer to sell or (y) the offer to buy, in either case by delivering written notice (the "Acceptance Notice") to the Offeror, within sixty (60) days (the "Acceptance Period") after receipt of the Buy-Sell Notice, indicating that the Offeree accepts such offer either to buy or to sell. If the Offeree does not so accept within the Acceptance Period, then the Offeree shall be deemed, without need of any further action by any party, to have agreed to sell the Offeree's Membership Interest to the Offeror, and have the Offeror purchase Offeree's Membership Interest, at the Buy-Sell Price. The purchase and sale of Membership Interest resulting from the foregoing shall occur, and payment of the purchase price for the Membership Interest shall be made, on or before the sixtieth (60th) day after the earlier of the date of delivery of the Acceptance Notice to the Offeror and the expiration of the Acceptance Period. The purchase price for the Membership Interest shall be the total amount (not less than zero) that would be distributed to the Selling Member if the Company sold the Property for the Buy-Sell Price in an all cash transaction.

SECTION 6.4 STATUS OF THIRD PARTY TRANSFEREE.

         Except as provided in Section 6.1(b), no third party transferee of a Membership Interest shall, without the prior written consent of a Majority-in-Interest of the remaining Members, acquire the status of a substituted Member of the Company under the Act or this Agreement, but shall have solely the rights of an Interest Holder. In the event a substitute Member is admitted to the Company in accordance with Section 6.1(b) or this Section 6.4, such substitute Member shall be responsible for the payment of all fees and expenses associated with the Transfer and such substitution as the Managing Member may deem reasonable and appropriate.

SECTION 6.5 ABSOLUTE RESTRICTION ON TRANSFERS.

         Notwithstanding any provision of this Agreement to the contrary, Transfer of a Membership Interest to any Person other than the Company or a Member will not be permitted if the Membership Interest sought to be transferred, when added to the total of all other Membership Interests transferred within the period of twelve (12) consecutive months ending with the proposed date of the Transfer, results in the termination of the Company under
Section 708 of the Code, without the prior written consent of a majority of the Percentage Interest of the Members. At the request, and at the sole cost and expense of the transferring Member, the Company will cooperate with such transferring Member in any reasonable manner in order to determine whether the prospective Transfer will result in a termination of the Company under Section 708 of the Code.

SECTION 6.6 TIME OF TRANSFER.

         Any Transfer of Membership Interest to a third party or to a Member effected under this Article 6 shall be effective as of midnight the last day of the calendar month in which it is made, or at the election of the Managing Member, as of 7:00 a.m. the day following the date of the Transfer (the "Effective Transfer Date").

 SECTION 6.7 DISTRIBUTIONS AND APPLICATIONS IN RESPECT OF A TRANSFER INTEREST.

         If any Interest is transferred to a third party or to a Member in compliance with the provisions of this Article 6, Net Profits, Net Losses, each item thereof and all other items attributable to such Interest for such period shall be divided and allocated between the transferor and the transferee by taking in account their bearing interest during the period in accordance with
Article 3 hereof and Code Section 706(d), using the Effective Transfer Date as the date upon which the change in ownership of the Interest occurred, and using any conventions permitted by the Code or the Regulations and selected by a majority of the Percentage Interest of the remaining Members. All distributions on or before the Effective Transfer Date shall be made to the transferor and all distributions thereafter shall be made to the transferee. Neither the Company nor the Managing Member or any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this
Section 6.7, whether or not any of them has knowledge of any transfer of ownership of any Interest.

               ARTICLE 7: DISSOLUTION, WINDING UP AND TERMINATION

SECTION 7.1 TERMINATION AND DISSOLUTION.

         (a) The Company shall be terminated and dissolved upon the occurrence of any of the following events:

                    (i) Expiration of the term of the Company set forth in
         Section 1.5 hereof;

                    (ii) Bankruptcy Action of the last remaining Member and if such Bankruptcy Action occurs, the Members hereby agree and covenant to reconstitute the Company with a Member that is a Single Purpose Entity; or

                    (iii) Entry of a decree of judicial dissolution under the Act; or

                    (iv) Upon the sale or transfer of all of the assets of the Company.

         (b) No other act with respect to any Member, including, without limitation, the death, bankruptcy, withdrawal or expulsion of any Member, except as otherwise set forth above, shall cause the dissolution of the Company.

         (c) Dissolution of the Company shall be effective on the date on which an event requiring dissolution or liquidation of the Company occurs, but the Company shall not terminate until the Certificate of Formation shall have been canceled and the assets of the Company shall have been distributed as provided below.

         (d) Upon dissolution, the Managing Member or, if there is no Managing Member, a liquidating agent or trustee selected by a majority of the Percentage Interests of the Members (the Managing Member in such capacity or such liquidating agent or trustee, the "Liquidating Trustee"), as promptly as possible, shall liquidate the assets of the Company, and allocate and distribute the proceeds, in cash, in the following order of priority:

                    (i) First, to the payment of the expenses of liquidating including the reasonable expenses of the Liquidating Trustee;

                    (ii) Second, to the payment of all debts, liabilities and other obligations of the Company owed to third parties;

                    (iii) Third, to the Members in the amounts due in the same order as is set forth in Section 3.8 hereof with respect to application of Net Liquidation Proceeds; and

                    (iv) Fourth, the balance to each of the Members, in accordance with their respective positive Capital Account balances.

         (e) Notwithstanding Section 7.1(d) above and except as otherwise required by applicable law, the proceeds from liquidation of the Company's assets shall be utilized to satisfy fully any and all of the Borrower's obligations and liabilities to Lender in accordance with the Loan Documents prior to paying or distributing any of such proceeds to satisfy other obligations or liabilities of the Company.

         (f) Notwithstanding the dissolution of the Company, prior to termination of the Company, the business of the Company and the affairs of the Members shall continue to be governed by this Agreement.

                   ARTICLE 8: REPRESENTATIONS AND WARRANTIES

SECTION 8.1 REPRESENTATIONS AND WARRANTIES OF MEMBERS.

         Each Member makes the following representations and warranties to the other Members as of the date of this Agreement:

         (a) ORGANIZATION. The Member (i) is a duly organized and validly existing partnership, corporation or business trust in good standing under the laws of the State of its formation or incorporation, (ii) has the requisite power and authority to carry on its business as now being conducted, and (iii) has the requisite power to execute and deliver, and perform its obligations under, this Agreement.

         (b) AUTHORIZATION. The execution, delivery and performance by the Member of this Agreement, its performance of its obligations hereunder (i) have been duly authorized by all requisite corporate or other action on the part of the Member (ii) will not violate any provision of any applicable Legal Requirements, any order of any court or other Governmental Authority, organizational documents of the Member or any indenture or agreement or other instrument to which it is a party or by which it is bound, and (iii) has been duly executed and delivered by the Member. The Member is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, other than consents, approvals or authorizations that have been obtained.

         (c) AGREEMENTS. The Member is not a party to any agreement or instrument or subject to any restriction which is likely to have a Material Adverse Effect. The Member is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which the Member, its properties is bound which is likely to have a Material Adverse Effect.

         (d) NO BANKRUPTCY FILING. The Member is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of the Member's assets or property, and the Member has no knowledge of any Person contemplating the filing of any such petition against the Member.

         (e) ENFORCEABILITY. This Agreement is the legal, valid and binding obligation of the Member enforceable against the Member in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles.

         ADDITIONAL REPRESENTATIONS AND WARRANTIES. Glimcher and Managing Member hereby make to PAT, mutatis mutandis, the following representations and warranties made by the Company to Lender in the Loan Agreement, with respect to the Property, as if such representations and warranties were set forth at length herein: Sections 4.1(D), (E), (I), (Q), (T), (U), (AC) (except with respect to use of the Property, which representation is limited to Glimcher and Managing Member's knowledge), and (AD).

                          ARTICLE 9: SPECIAL COVENANTS

         The Company and the Corporate Member covenant that each shall be a Single Purpose Entity and each shall act in a manner to cause the other to be a Single Purpose Entity.

                           ARTICLE 10: MISCELLANEOUS

SECTION 10.1 ADDITIONAL DOCUMENTS.

         Whenever the Managing Member may from time to time reasonably request, each Member shall execute, acknowledge or verify, and deliver such written instruments (including amended certificates of limited liability company and fictitious name certificates) as the Managing Member may reasonably deem necessary or appropriate to carry out the purposes and intent of this Agreement so long as such documents do not materially change any substantive term of this Agreement and, are not otherwise adverse to the interests of PAT.

SECTION 10.2 AMENDMENT OF AGREEMENT.

         This Agreement may not be amended without the prior written consent of all the Members.

SECTION 10.3 NOTICES AND ADDRESSES.

         All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery,
(b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answer back acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c:) above, addressed if to PAT at c/o Nomura Asset Capital Corporation, Two World Financial Center, Building B, New York, NY 10281 1198, Attn: Stuart Silberberg, Vice President, Telefax Number (212) 667-1522 and if to the Company, Managing Member or Corporate Member at c/o Glimcher Properties Limited Partnership, 20 South Third Street, Columbus, Ohio 43215, Attn: George A. Schmidt, Esq., telefax number (614) 621-8863, or at such other address as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A copy of all notices, consents, approvals and requests directed to PAT shall be delivered concurrently to each of the following: (i) Joseph Heil, Esquire, Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103-2793, Telefax Number (215) 994-2222; (ii) Two World Financial Center, Building B, New York, NY 10281-1198, Attn: Sheryl McAfee, Telefax Number (212) 667-1022; and (iii) Two World Financial Center, Building B, New York, NY 10281-1198, Attn: Legal Counsel, Telefax Number (212) 667-1022. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answer back confirmation, provided that such telecopied notice was also delivered as required in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

SECTION 10.4 PRONOUNS AND PLURALS.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

SECTION 10.5 COUNTERPARTS.

         This Agreement may be executed in several counterparts all of which shall constitute one agreement, binding on all parties hereto, notwithstanding that all the parties are not signatories to the same counterpart. Facsimile signatures shall be binding upon such signatories.

SECTION 10.6 APPLICABLE LAW.

         This Agreement and the rights of the Members hereunder shall be interpreted in accordance with the Act to the extent the Act is applicable.

SECTION 10.7 JURISDICTION; VENUE.

         The Members agree that there are sufficient minimum contacts of the Company with New York County and the State of New York for the purpose of conferring jurisdiction upon the federal and state courts presiding in such county and state. Each Member consents that any legal action or proceeding arising hereunder may be brought in any federal or state court in New York, New York and assents and submits to personal jurisdiction of any such court in any action or proceeding involving the Company, any Member or this Agreement.

SECTION 10.8 SUCCESSORS.

         This Agreement shall inure to the benefit of, be binding upon, and be enforceable by and against the parties hereto, their heirs, executors, administrators, successors and assigns.

SECTION 10.9 SEVERABILITY.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions herein, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.10 WAIVER OF ACTION FOR PARTITION.

         Member irrevocably waives any right that it may have to maintain any action for partition with respect to the property of the Company.

SECTION 10.11 HEADINGS.

         The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

SECTION 10.12 ENTIRE AGREEMENT.

         This Agreement contains the entire understanding among the parties with respect to the subject matter hereof and supersede any prior understandings and agreements, whether written or oral, with respect to such subject matter.

SECTION 10.13 CREDITORS.

         None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

SECTION 10.14 FEDERAL INCOME TAX ELECTIONS.

         In the event of a transfer of all or any portion of the Membership Interest of any Member, the Company may elect (by a majority of the percentage interest of the remaining members) pursuant to Section 754 of the Code to adjust the basis of assets of the Company upon written request of the transferee.

SECTION 10.15 INJUNCTIVE RELIEF.

         Each Member acknowledges that it will be impossible to measure in money the damage to the Company and to the other Members if there is a failure to comply with this Agreement. It is therefore agreed that the Company or any other Member, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief and to specific performance to enforce this Agreement, and that if any action or proceeding is brought in equity to enforce it, no party will urge, as a defense, that there is an adequate remedy at law. Each Member hereby waives the requirement that the party seeking an injunction post a bond.

SECTION 10.16 DISPUTE RESOLUTION.

         Any dispute or failure to agree arising out of or relating to this Agreement (including if any Member consents to any matter relating to this Agreement under protest) shall be resolved in accordance with the procedures specified in this Section 10.16.

         (a) NEGOTIATION BETWEEN EXECUTIVES. The Members shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between the Members through executives who, if practical, are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after deliver of the notice, the receiving party shall submit to the other a written response. The notice and response shall include (i) a statement of each party's position and a summary of arguments supporting that position and (ii) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within thirty (30) days after delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.

         (b) LITIGATION. If the dispute has not been resolved by negotiation as provided herein within sixty (60) days of the disputing parties notice or if the parties fail to meet within such thirty (30) days, either party may exercise any rights under this Agreement relative to such dispute and/or initiate and pursue litigation.

         (c) PROVISIONAL REMEDIES. Notwithstanding the foregoing, a party, without prejudice to the above procedure, may file a complaint (for statute of limitations or venue reasons) or to seek preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action the parties will continue to participate in good faith in the procedure specified in this Section 10.16.

         (d) PERFORMANCE TO CONTINUE. Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement.

                          ARTICLE 11: BUDGETS/PAYMENT

SECTION 11.1 ANNUAL BUDGET.

         Simultaneously with the execution of this Agreement for the period commencing on the date hereof and ending on December 31, 1997, and thereafter for each calendar year, the Company shall submit to PAT, for PAT's written approval, an annual budget, broken down on a month-by-month basis (an "Annual Operating Budget") for the Company not later than November 30th of each calendar year, provided, that the Managing Member shall use good faith efforts to provide the Annual Operating Budget for the initial fiscal year of the Company to PAT by the end of the first quarter of such initial fiscal year, in form reasonably satisfactory to PAT setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Property. Each Annual Operating Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as the Company may reasonably determine and shall include a separate statement comparing Affiliated Party Expense, and management fees for such period to amounts paid with respect thereto for the previous fiscal year. PAT shall have the right to reasonably approve such Annual Operating Budget and, in the event that PAT objects to the proposed Annual Operating Budget submitted by the Company, PAT shall advise the Company of such objections within twenty (20) days after receipt thereof (and deliver to the Company a reasonably detailed description of such objection) and the Company shall promptly revise such Annual Operating Budget and resubmit the same to PAT. PAT shall advise the Company of any objections to such revised Annual Operating Budget within ten
(10) days after receipt thereof (and deliver to the Company a reasonably detailed description of such objection) and the Company shall promptly revise the same in accordance with the process described in this sentence until PAT approves an Annual Operating Budget; provided that if the proposed Annual Operating Budget is not finalized on or prior to the date on which such Annual Operating Budget is required to be submitted to the Lender pursuant to the terms of the Loan Documents (and the Company and PAT have acted in good faith to resolve any disputes they have with respect to such Annual Operating Budget in accordance with Section 10.16, then the Company shall submit its original Annual Operating Budget to the Lender for informational purposes under the Loan Documents. Each such Annual Operating Budget approved by PAT in accordance with terms hereof shall hereinafter be referred to as an "Approved Annual Operating Budget." Until such time that PAT approves a proposed Annual Operating Budget, the most recently Approved Annual Operating Budget shall apply; provided that, such Approved Annual Operating Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses and increases in revenues.

SECTION 11.2 PAYMENT INSTRUCTIONS.

         (a) With respect to any amounts due to PAT hereunder, PAT shall have the right to deliver monthly irrevocable payment instructions ("Payment Instructions"), with copies to the Company, to the Cash Management Bank, which Payment Instructions shall be consistent with the terms of this Agreement and shall authorize and instruct the Cash Management Bank to cause the amounts held in the account established pursuant to the Equity Cash Management Agreement to be disbursed as set forth in such Payment Instructions.

         (b) The Company agrees that the Cash Management Bank shall be fully protected in complying with the terms of such Payment Instructions.

         (c) Each of the Managing Member, Glimcher and the Company hereby agree that, in the event that the First Mortgage Loan shall have been satisfied, (i) the Cash Collateral Account shall be terminated, and (ii) the Company shall, within ten (10) days after the satisfaction of the First Mortgage Loan, enter into a substitute collection account agreement with substantially the same terms as the agreements entered into as of the date hereof in connection with the First Mortgage Loan. Such substitute agreement shall provide that the collection account bank thereunder shall transfer all funds on a daily basis into the Equity Cash Management Account. Thereafter, the parties hereto shall make all necessary modifications and amendments to the Equity Cash Management Agreement to reflect the termination of the Cash Collateral Account Agreement and the execution of the substitute cash collateral account agreement.

SECTION 11.3 PRIORITY OF DISTRIBUTIONS.

         (a) At all times, Company's assets shall be utilized to satisfy fully any and all of the Company's obligations and liabilities to Lender in accordance with the Loan Documents prior to paying or distributing any of such proceeds to satisfy other obligations or liabilities of the Company.

         (b) To the extent that this Section 11.3 conflicts with any other provision of this Agreement, this Section 11.3 shall control. To the extent that this Section 11.3 or this Agreement conflicts with any Loan Documents, such Loan Documents shall control.

                            ARTICLE 12: DEFINITIONS

SECTION 12.1 DEFINITIONS.

         Capitalized words and phrases used in this Agreement have the following respective meanings:

         "ACCEPTANCE NOTICE" has the meaning set forth in Section 6.3 hereof.

         "ACCEPTANCE PERIOD" has the meaning set forth in Section 6.3 hereof.

         "ACT" has the meaning set forth in Section 1.1 hereof.

         "ADDITIONAL CAPITAL CONTRIBUTION" has the meaning set forth in Section 2.1(b) hereof.

         "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after

(i) crediting to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(e)(1) and 1.704-2(i)(5); and (ii) debiting to such Capital Account the items described in Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6) of the Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-l(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "AFFILIATE" when used with respect to a specified Person, means a Person that (a) is a partner, director or officer of such Specified Person or of any Person specified in clause (b) hereof, or (b) directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For purposes of this definition, the term "control" (and any derivative thereof) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

         "AFFILIATED PARTY EXPENSE" means any expense incurred pursuant to any contract or otherwise with any Affiliate of the Company, or any constituent party of the Company.

         "AGREEMENT" means this Operating Agreement, as originally executed and as amended from time to time in accordance with Section 10.2 hereof.

         "ANNUAL OPERATING BUDGET" shall have the meaning set forth in Section
11.1 hereof.

         "APPROVED ANNUAL OPERATING BUDGET" shall have the meaning set forth in
Section 11.1.

         "BANKRUPTCY ACTION" means:

         Taking any action that might cause the Company or the Managing Member to become insolvent; or

         (a) Commencing any case, proceeding or other action on behalf of the Company or the Managing Member under any existing or future law or any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

         (b) Instituting proceedings to have the Company or the Managing Member adjudicated a bankrupt or insolvent;

         (c) Consenting to, or acquiescing in, the institution of bankruptcy or insolvency proceedings against the Company or the Managing Member;

         (d) Filing a petition or consenting to a petition seeking reorganization, arrangement, adjustment, or other relief on behalf of the Company or the Managing Member of its debts under federal or state law relating to bankruptcy;

         (e) Seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or the Managing Member or a substantial portion of any of their properties;

         (f) Making any assignment for the benefit of the Company's or the Managing Member's creditors; or

         (g) Taking any action or causing the Company or the Managing Member to take any action in furtherance of any of the foregoing.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Chicago, Illinois are authorized or required to close.

         "BUY-SELL NOTICE" has the meaning set forth in Section 6.3 hereof.

         "BUY-SELL PRICE" has the meaning set forth in Section 6.3 hereof.

         "CAPITAL ACCOUNT" shall have the meaning set forth in Section 3.1 hereof.

         "CAPITAL CONTRIBUTION" means, with respect to any Member, the cumulative sum of the Member's contributions to the capital of the Company pursuant to Article 2.

         "CASH MANAGEMENT BANK" means LaSalle National Bank or such other bank as is reasonably acceptable to Lender.

         "CERTIFICATE" has the meaning set forth in Section 1.1 hereof.

         "CLOSING DATE" means the date the Members are required to contribute their Initial Capital Contributions to the Company.

         "CODE" has the meaning set forth in Section 3.1 hereof.

         "COLLECTION ACCOUNT BANK" has the meaning provided in the Loan
Agreement.

         "COMPANY" has the meaning set forth in Section 1.1 hereof.

         "COMPANY MINIMUM GAIN" has the meaning of "partnership minimum gain" as set forth in Section 1.704-2(d) of the Regulations.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any security issued by such Person or any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of any of the foregoing.

         "CONTRIBUTION PERCENTAGE" means with respect to any Member, the Member's required percentage of Additional Capital Contributions, as set forth on Exhibit A.

         "CORPORATE MEMBER" has the meaning set forth in the preamble to this Agreement.

         "DAILY PREFERRED YIELD AMOUNT" means, with respect to PAT or Glimcher and with respect to any day, the product of (i) the Preferred Rate, and (ii) the Preferred Capital Amount of the Member on such day (after giving effect to any distributions in respect of the Preferred Capital Amount made on such day), increased by any Monthly Preferred Yield Amount (or portions thereof) with respect to Distribution Dates occurring on or prior to such day that remain unpaid on such day, and (iii) 1/360.

         "DEFAULTING MEMBER" has the meaning set forth in Section 2.1(c) hereof.

         "DEPRECIATION" has the meaning set forth in Section 3.1 hereof.

         "DETERMINATION DATE" with respect to any Yield Accrual Period means the date which is two London Business Days before the commencement of such Yield Accrual Period.

         "DISTRIBUTABLE CASH" means cash on hand of the Company from all sources available for distribution to the Members after taking into account all Company expenses, debts, liabilities and obligations then due and payable, and less any Reserves.

         "DISTRIBUTION DATE" means the 11th day of each month, or, if such day shall not be a Business Day, the next succeeding Business Day.

         "EFFECTIVE TRANSFER DATE" has the meaning set forth in Section 6.6 hereof.

         "EQUITY CASH MANAGEMENT ACCOUNT" has the meaning set forth in the Equity Cash Management Agreement.

         "EQUITY CASH MANAGEMENT AGREEMENT" means that certain Equity Cash Management Agreement to be entered into by and among the Cash Management Bank, the Company, and the Members.

         "EXCESS CASH FLOW" means, with respect to any Distribution Date, an amount equal to the greater of (a) (i) the amount disbursed to the Company pursuant to Section 2.11(g)(vii) of the Loan Agreement during the Collection Period ended in the month in which such Distribution Date occurs minus (ii) any amounts payable to PAT pursuant to Section 3.7(a) and (b) with respect to such Yield Accrual Period and (b) zero.

         "FIRST MORTGAGE LOAN" means the mortgage loan to be made by the Lender to the Company in the original principal amount set forth in the First Mortgage Note and secured by the Property.

         "FIRST MORTGAGE NOTE" means the promissory note to be executed in connection with the First Mortgage Loan.

         "GAAP" means generally accepted accounting principles consistently applied in the United States of America as of the date of the applicable financial report.

         "GLIMCHER" has the meaning set forth in the preamble to this Agreement.

         "GOVERNMENTAL AUTHORITY" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GROSS ASSET VALUE" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows: (a) the Gross Asset Values of all assets contributed to the Company by the Members shall be the gross fair market values of such assets as determined in the mutual agreement of the contributing Member and the Managing Member, and as set forth on Exhibit A attached hereto; b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values as of the following times: (i) the acquisition of an additional Membership Interest (other than pursuant to Section 2.1(a) hereof) by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company Property (including cash) as consideration for a Membership Interest, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative interest of the Members in the Company; and (iii) the liquidation of the Company within the meaning of Regulation
Section 1.704-2(b)(2)(ii)(g); (c) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(4)(m); provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph to the extent the Managing Member shall determine that an adjustment pursuant to this paragraph is necessary or appropriate in connection with a transaction which would otherwise result in an adjustment pursuant to this paragraph; (d) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to the gross fair market value of the asset on the day of distribution, as determined in good faith by the Managing Member.

         "GROSS REVENUE" means, with respect to the Property, the total dollar amount of all income and receipts, whatsoever, received by or to be paid to the Company in the ordinary course of business.

         "INDEBTEDNESS" of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

         "INDEPENDENT DIRECTOR" means a duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment or at any time in the preceding five (5) years, (a) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (b) a creditor, supplier, employee, officer, director, Corporate Member or contractor of such entity or any of its affiliates, (c) a person who controls such entity or its affiliates, or (d) a member of the immediate family of a person defined in (a), (b) or (c) above.

         "INITIAL CAPITAL CONTRIBUTIONS" are as set forth on Exhibit A.

         "INTEREST" means solely an interest in the Company's Net Income, Net Losses, allocations of other items of income, gain, loss, deduction and credit, and the right to receive distributions from the Company; an Interest does not confer the rights of a Member under this Agreement or as a "Member" under the Act.

         "INTEREST HOLDER" means a Person who holds an Interest.

         "INVOLUNTARY WITHDRAWAL" means, with respect to any Member, the bankruptcy, insolvency, liquidation or dissolution of such Member under applicable federal or state law.

         "LEGAL REQUIREMENTS" means all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Company or a Member.

         "LENDER" means Nomura Asset Capital Corporation and any subsequent holder of the First Mortgage Note.

         "LIQUIDATING TRUSTEE" has the meaning set forth in Section 7.1(d).

         "LIQUIDATION EVENT" means (i) any sale, transfer or other disposition or liquidation of the Property or any portion thereof (including a foreclosure sale), (ii) any casualty to the Property or any portion thereof, (iii) any condemnation of the Property or any portion thereof or (iv) any refinancing of the Property.

         "LIQUIDATION PROCEEDS" means, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of the Company in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, the amount of any award or payment in connection with any condemnation or taking by eminent domain, and the amount of any insurance proceeds paid in connection with any casualty loss, as applicable.

         "LOAN AGREEMENT" means the loan agreement to be executed by the Company and Lender in connection with the First Mortgage Loan.

         "LOAN DOCUMENTS" means all documents to be executed or delivered in connection with the First Mortgage Loan.

         "LOCKBOX AGREEMENTS" means the clearing agreements, lockbox agreements and similar agreements required under the First Mortgage Loan.

         "LOSSES" has the meaning set forth in Section 3.2 hereof.

         "MAJOR DEADLOCK" means a failure to agree by the Members upon any material items requiring PAT's consent or a Majority-in-Interest approval, after following the procedures outlined in Section 10.16.

         "MAJORITY-IN-INTEREST" means Members holding more than fifty percent (50%) of the Percentage Interests held in aggregate by the Members entitled to vote or approve such action.

         "MANAGEMENT AGREEMENT" means the Management Agreement to be entered into by and between the Company and Manager, subsequent to the approval of PAT, for the management of the Property.

         "MANAGER" means the "Manager" under and as defined in the Management Agreement.

         "MANAGING MEMBER" has the meaning set forth in the preamble to this Agreement.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the business or the financial position or results of operation of the Member or Company, (ii) the ability of the Members to perform this Agreement, or (iii) the value of the Property.

         "MEMBER MINIMUM GAIN" has the meaning of "partner minimum gain" as set forth in Sections 1.704-2(i)(3) and of the Regulations, determined in accordance with Sections 1.7042(g)(1) of the Regulations.

         "MEMBER NONRECOURSE DEBT" has the meaning of "partner nonrecourse debt" as set forth in Section 1.704-2(b)(4) of the Regulations.

         "MEMBER NONRECOURSE DEDUCTIONS" has the meaning of "partner nonrecourse deductions" as set forth in Section 1.704-2(i)(2) of the Regulations. The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a fiscal year of the Company equals the excess, if any, of the net increase, if any, in the amount Member Minimum Gain attributable to such Member Nonrecourse Debt during such fiscal year over the aggregate amount of any distributions during such fiscal year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt, to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt determined in accordance with Section 1 704-2(i)(2) of the Regulations.

         "MEMBERS" means any Person signing this Agreement and any other Person who is subsequently admitted as an additional or substitute Member of the Company pursuant to the terms of this Agreement.

         "MEMBERSHIP INTEREST" means all of the rights of a Member in the Company to the extent provided by law, subject, however, to the provisions of this Agreement, including a Member": (i) Interest; (ii) right to inspect the Company's books and records; and (iii) right to participate in the management of and vote on matters before the Company.

         "MONTHLY PREFERRED YIELD AMOUNT" means, with respect to each Distribution Date, the sum of the Daily Preferred Yield Amounts for each day in the related Yield Accrual Period.

         "NET LIQUIDATION PROCEEDS" means all Liquidation Proceeds less (i) in the case of a sale, such reasonable and customary costs and expenses of sale (including brokerage commissions) as shall be approved by PAT which shall not be unreasonably withheld or delayed, (ii) in the case of a casualty loss or condemnation, such costs and expenses of collection of the related insurance proceeds or condemnation award as shall be approved PAT which shall not be unreasonably withheld or delayed, and (iii) in the case of a refinancing of the Property, such costs and expenses of such refinancing as shall be approved by PAT which shall not be unreasonably withheld or delayed.

         "NET LOSSES" shall have the meaning set forth in Section 3.2 hereof.

         "NET PROFITS" shall have the meaning set forth in Section 3.2 hereof.

         "NONRECOURSE DEDUCTIONS" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations. The amount of Nonrecourse Deductions for a fiscal year equals the net increase, if any, in the amount of Company Minimum Gain during that fiscal year over the aggregate distributions made during the fiscal year of proceeds of any Nonrecourse Liabilities that are allocable to an increase in Company Minimum Gain.

         "NONRECOURSE LIABILITIES" has the meaning set forth in Section 1.704-2(b)(3) and 1.752(a)(2) of the Regulations.

         "OFFEREE" has the meaning set forth in Section 6.3 hereof.

         "OFFEROR" has the meaning set forth in Section 6.3 hereof.

         "PAT" has the meaning set forth in the preamble to this Agreement.

         "PAYMENT INSTRUCTIONS" has the meaning set forth in Section 11.2 hereof.

         "PERCENTAGE INTEREST" means, with respect to any Member, the Member's percentage interest in Company distributions and allocations made to the Members as set forth on Exhibit A (as such percentage may be adjusted from time to time as provided in this Agreement).

         "PERSON" means any individual, corporation, limited liability company, Company, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "PREFERRED AMOUNT" at any date means the sum of (i) the sum of all Monthly Preferred Yield Amounts for all Distribution Dates on or prior to such date that have not previously been paid, (ii) the sum of all Daily Preferred Yield Amounts for each day occurring in the period from the last Distribution Date on or prior to such date (or if no Distribution Date has yet occurred, from the Admittance Date) to such date and (iii) the Preferred Capital Amount.

         "PREFERRED CAPITAL AMOUNT" means, with respect to each Member, the Capital Contributions of the Member less all distributions made to the Member pursuant to Section 3.7(c) and Sections 3.8(d), (f) and (g), plus any Additional Capital Contributions made by the Member.

          "PREFERRED RATE" means nine percent (9%) per annum.

          "PROFITS" has the  meaning set forth in Section 3.2 hereof.

          "PROPERTY" has the meaning set forth in Section 1.2 hereof.

         "RATING AGENCY(IES)" means Fitch Investors Service, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Standard & Poor's Ratings Services, or any successor thereto, and any other nationally recognized statistical rating organization to the extent that any of the foregoing have or will be engaged by Lender or its designees in connection with a Securitization.

         "REGULATORY ALLOCATIONS" has the meaning set forth in Section 3.4 hereof:

         "REGULATIONS" means the regulations promulgated under the Code, as the same may be amended from time to time, including corresponding provisions of any succeeding regulations.

         "REQUESTED AMOUNT" has the meaning set forth in Section 2.1(c) hereof.

         "SECURITIZATION" has the meaning provided in the Loan Agreement.

         "SELLING MEMBER" shall mean the Member selling its Membership Interest to the other Member pursuant to Section 6.3 hereof.

         "SINGLE-PURPOSE ENTITY" means a corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter (i) was and will be organized solely for the purpose of (w) owning the Property or (x) acting as the managing member of the limited liability company which owns the Facility or (y) acting as the general partner of a limited partnership which owns the Facility or (z) acting as the managing member of the limited liability company which acts as managing member of the limited liability company which owns the Facility, (ii) has not and will not engage in any business unrelated to the (w) the ownership of the Facility or
(x) acting as a member of a limited liability company which owns the Facility or (y) acting as a general partner of a limited partnership which owns the Facility or (z) acting as a member of a limited liability company which acts as the managing member of the limited liability company which owns the Facility,
(iii) has not and will not have any assets other than (w) those related to the Facility or (x) its member interest in the limited liability company which owns the Facility or (y) its general partnership interest in the limited partnership which owns the Facility, as applicable or (z) its member interest in the limited liability company which acts as managing member of the limited liability company which owns the Facility, (iv) has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by the Loan Agreement, has not and will not engage in, seek or consent to any asset sale, transfer of partnership or membership or shareholder interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable), (v) if such entity is a limited partnership, has and will have as its only general partners, general partners which are and will be Single-Purpose Entities which are corporations, (vi) if such entity is a corporation, at all relevant times, has and will have at least one Independent Director, (vii) the board of directors of such entity has not taken and will not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote, (viii) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (ix) if such entity is a limited liability company, has and will have as its only managing members (y) one or more corporations which are and will be Single-Purpose Entities or (z) one or more limited liability companies which are and will be Single-Purpose Entities and which have and will have as their only managing members, one or more corporations which are and will be Single-Purpose Entities, (x) without the unanimous consent of all of the partners, directors (including without limitation all Independent Directors) or members, as applicable, has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (a) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity's properties; (c) make any assignment for the benefit of such entity's creditors; or (d) take any action that might cause such entity to become insolvent, (xi) has maintained and will maintain its accounts, books and records separate from any other person or entity, (xii) has maintained and will maintain its books, records, resolutions and agreements as official records,
(xiii) has not commingled and will not commingle its funds or assets with those of any other entity, (xiv) has held and will hold its assets in its own name,
(xv) has conducted and will conduct its business in its name, (xvi) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other person or entity, (xvii) has paid and will pay its own liabilities out of its own funds and assets, (xviii) has observed and will observe all partnership, corporate or limited liability company formalities as applicable, (xix) has maintained and will maintain an arms-length relationship with its affiliates, (xx) (a) if such entity owns the Facility, has and will have no indebtedness other than the Indebtedness and unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Facility, which unsecured trade payables (1) do not exceed, at any time, a maximum amount of one percent (1%) of the Loan Amount and (2) are paid within thirty (30) days of the date incurred, or (b) if such entity acts as the general partner of a limited partnership which owns the Facility, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Facility which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred, or
(c) if such entity acts as a member of a limited liability company which owns the Facility, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Facility which (1) do not exceed, at any time, Ten Thousand Dollars ($10,000.00) and (2) are paid within thirty
(30) days of the date incurred, or (d) if such entity acts as a member of a limited liability company which is the managing member of the limited liability company which owns the Facility, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Facility which (1) do not exceed, at any time, Ten Thousand Dollars ($10,000.00) and (2) are paid within thirty
(30) days of the date incurred, (xxi) has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity except for the Indebtedness, (xxii) has not acquired and will not acquire obligations or securities of its partners, members or shareholders, (xxiii) has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and uses separate stationery, invoices and checks, (xxiv) except pursuant to the Loan Agreement, has not and will not pledge its assets for the benefit of any other person or entity, (xxv) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, (xxvi) has not made and will not make loans to any person or entity, (xxvii) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it, (xxviii) if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision, (xxix) has not entered and will not enter into or be a party to, any transaction with its partners, members, shareholders or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, (xxx) has paid and will pay the salaries of its own employees from its own funds, (xxxi) has maintained and will maintain adequate capital in light of its contemplated business operations and (xxxii) if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision.

         "TRANSFER" means any conveyance, transfer, sale, lease (including any amendment, extension, modification, waiver or renewal thereof), assignment, mortgage, pledge, grant of a security interest, or hypothecation, whether by law or otherwise, of any transfer of any direct or indirect legal or beneficial interest in such Person.

         "YIELD ACCRUAL PERIOD" means with respect to any Distribution Date, the period from and including the eleventh (11th) day of the month immediately preceding the month in which such Distribution Date occurs up to and including the tenth (10th) day of the month preceding the month in which such Distribution Date occurs. The first Yield Accrual Period shall commence on and include the Closing Date and end on and include the tenth (10th) day of the calendar month in which the Closing Date occurs.

SECTION 12.2 OTHER DEFINITIONAL PROVISIONS.

         (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

         (b) All references herein to any agreement or document shall be deemed to refer to such agreement as amended from time to time, other than by an amendment not permitted under this Agreement.

         (c) The meanings given to terms defined herein shall be equally applicable to both singular and plural forms of such terms.

                           [signatures on Next Page]

         The parties hereto have executed this Operating Agreement as of the date first set forth above.

                                      GLIMCHER PROPERTIES LIMITED PARTNERSHIP

                                      By:     GLIMCHER PROPERTIES
                                              CORPORATION, its
                                              General Partner

                                      By: /s/ George A. Schmidt
                                          ---------------------------
                                              George A. Schmidt
                                              Senior Vice President

                                      GLIMCHER DAYTON MALL, INC.

                                      By: /s/ George A. Schmidt
                                          ---------------------------
                                              George A. Schmidt
                                              Senior Vice President

                                      PROPERTY ACQUISITION TRUST I

                                      By: /s/ Stuart Silberberg
                                          ---------------------------
                                              Stuart Silberberg
                                              Vice President

                                   EXHIBIT A

             INITIAL CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

                                               Initial                       Percentage
Member                                      Contribution                      Interest
------                                      ------------                      --------
Glimcher Properties

Limited Partnership                          $                                   49%
                                              ---------

Glimcher Dayton Mall, Inc.                   $                                    1%
                                              ---------

Property Acquisition
Trust I                                      $                                   50%
                                              ---------                         ---


  TOTAL                                      $                                  100%
                                              ---------